Exhibit 99.1

Bank of Hawaii Corporation Second Quarter 2006 Financial Results

•           Board of Directors Increases Share Repurchase Authorization $100 Million

•           Board of Directors Declares Dividend of $0.37 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (July 24, 2006) — Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.73 for the second quarter of 2006, down from $0.87 in the second quarter of 2005 and down from $0.87 in the first quarter of 2006.  Net income for the second quarter of 2006 was $37.2 million, down $9.3 million from $46.4 million in the second quarter of 2005 and down $8.2 million from $45.4 million in the first quarter of 2006.

Results for the second quarter of 2006 included the previously announced charge of approximately $9.0 million, or $0.17 per diluted share, as a result of the recently-enacted Tax Increase Prevention and Reconciliation Act (“TIPRA”) which repealed the exclusion from federal income taxation of a portion of the income from foreign sales corporations.  The TIPRA adjustment included a reduction of $0.6 million to net interest income and an increase of $8.2 million in the provision for income taxes, which represents the total amount of additional future tax payments.

The return on average assets for the second quarter of 2006 was 1.47 percent, compared to 1.87 percent in the second quarter of 2005 and 1.82 percent in the first quarter of 2006.  The return on average equity was 21.70 percent for the second quarter of 2006, down from 25.98 percent in the second quarter last year and down from 26.13 percent in the previous quarter.  Excluding the TIPRA adjustment, the return on average assets for the second quarter of 2006 was 1.81 percent and the return on average equity was 26.86 percent.

“Our underlying financial performance continues to be strong despite the disappointing effect of this change in tax legislation,” said Allan R. Landon, Chairman and CEO.  “We are especially pleased with our commercial and consumer loan growth, asset quality and expense control.”

For the six months ended June 30, 2006, net income was $82.5 million, down $9.4 million compared to net income of $92.0 million for the same period last year.  Diluted earnings per share were $1.60 for the first half of 2006, down from diluted earnings per share of $1.69 for

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the first half of 2005.  Excluding the TIPRA adjustment, results for the first half of 2006 were $91.4 million, a decrease of $0.6 million compared with the same period last year.  Results for the first half of 2006 included a provision for credit losses of $4.8 million. The Company did not record a provision for credit losses during the comparable period in 2005.

The year-to-date return on average assets was 1.64 percent, down from 1.87 percent for the same six months in 2005.  The year-to-date return on average equity was 23.93 percent, down from 24.78 percent for the six months ended June 30, 2005.  Excluding the TIPRA adjustment, the return on average assets for the first half of 2006 was 1.82 percent and the return on average equity was 26.49 percent.

Financial Highlights

Net interest income, on a taxable equivalent basis, for the second quarter of 2006 was $100.1 million, down $1.0 million from $101.1 million in the second quarter of 2005 and down $2.3 million from $102.4 million in the first quarter of 2006.  The decrease in net interest income was due to increased deposit costs and the $0.6 million TIPRA adjustment.  An analysis of the change in net interest income from the previous quarter is included in Table 6.

The net interest margin was 4.25 percent for the second quarter of 2006, an 11 basis point decrease from 4.36 percent in the second quarter of 2005 and a 16 basis point decrease from 4.41 percent in the first quarter of 2006.  The decrease from the previous quarter was primarily due to the effects of the flattening yield curve, a shift in the funding mix as well as a 3 basis point decrease resulting from the TIPRA adjustment.

Results for the second quarter of 2006 included a provision for credit losses of $2.1 million compared to $2.8 million in the first quarter of 2006.  The provision equaled net charge-offs for both quarters.  As previously mentioned, the Company did not record a provision for credit losses during the second quarter of 2005.

Non-interest income was $53.2 million for the second quarter of 2006, an increase of $2.5 million or 5.0 percent compared to non-interest income of $50.7 million in the second quarter of 2005 and up $0.6 million or 1.2 percent compared to non-interest income of $52.6 million in the first quarter of 2006.

Non-interest expense was $78.7 million in the second quarter of 2006, down $0.3 million or 0.3 percent from non-interest expense of $79.0 million in the same quarter last year and down $2.1 million or 2.6 percent from $80.8 million in the prior quarter.  An analysis of salary and benefit expenses is included in Table 7.

The efficiency ratio for the second quarter of 2006 was 51.45 percent, an improvement from 52.07 percent in the same quarter last year and from 52.22 percent in the previous quarter. For six months ended June 30, 2006, the efficiency ratio was 51.83 percent compared to 52.47 percent for the same period in 2005.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services Group, and Treasury and Other Corporate.  Results are determined based on the Company’s internal financial management reporting process and organizational structure.  Selected financial information for the business segments is included in Tables 11a and 11b.

2

Asset Quality

The Company’s asset quality remained stable during the second quarter of 2006.  Non-performing assets decreased to $5.4 million at the end of the second quarter of 2006, down $5.5 million, or 50.8 percent, compared to $10.9 million at the end of the same quarter last year and down $0.5 million, or 9.0 percent, compared to $5.9 million at the end of the previous quarter.  At June 30, 2006 the ratio of non-performing assets to total loans, foreclosed real estate, and other investments was 0.08 percent, down from 0.18 percent at June 30, 2005 and down from 0.09 percent at March 31, 2006.

Non-accrual loans and leases were $5.1 million at June 30, 2006, down $4.8 million or 48.6 percent from $9.9 million at June 30, 2005 and a reduction of $0.1 million, or 2.7 percent from $5.2 million at March 31, 2006.  Non-accrual loans and leases as a percentage of total loans and leases at June 30, 2006 were 0.08 percent, down from 0.16 percent at June 30, 2005 and unchanged from March 31, 2006.

Net charge-offs for the second quarter of 2006 were $2.1 million, or 0.13 percent annualized, of total average loans and leases compared to net charge-offs of $3.7 million, or 0.25 percent annualized, of total average loans and leases in the same quarter last year.  Net charge-offs in the first quarter of 2006 were $2.8 million, or 0.18 percent annualized, of total average loans and leases.  Details of the reserve for credit losses are summarized in Table 10.

The allowance for loan and lease losses was $91.0 million at June 30, 2006, down from $101.6 million at June 30, 2005 and down slightly from $91.1 million at March 31, 2006.  The ratio of the allowance for loan and lease losses to total loans was 1.41 percent at June 30, 2006, down from 1.65 percent at June 30, 2005 and down from 1.46 percent at March 31, 2006.  The reserve for unfunded commitments at June 30, 2006 was $5.1 million, up from $4.6 at June 30, 2005 and unchanged from $5.1 million at March 31, 2006.

Credit exposure to the air transportation industry is summarized in Table 8.

Other Financial Highlights

Total assets were $10.33 billion at June 30, 2006, up from $10.06 billion at June 30, 2005 and down from $10.53 billion at March 31, 2006.  Total loans and leases were $6.44 billion at June 30, 2006, up from $6.15 billion at June 30, 2005 and up from $6.25 billion at March 31, 2006.  Commercial loans were $2.32 billion at June 30, 2006, up from $2.19 billion at June 30, 2005 and up from $2.17 billion at March 31, 2006.  Consumer loans were $4.13 billion at June 30, 2006, up from $3.96 billion at June 30, 2005 and up from $4.07 billion at March 31, 2006 due to continued growth in home equity lending and a strong Hawaii residential real estate market.

Total deposits at June 30, 2006 were $7.77 billion, up from $7.73 billion at June 30, 2005 and down from $8.15 billion at March 31, 2006.  The decrease in deposits compared to March 31, 2006 was primarily due to the drawdown of a large commercial deposit.  Although total deposits decreased as customers sought higher yielding products, the total number of deposit accounts increased compared to March 31, 2006 and June 30, 2005.

3

During the second quarter of 2006, the Company repurchased 0.5 million shares of common stock at a total cost of $28.2 million under its share repurchase program.  The average cost was $52.14 per share repurchased.  From the beginning of the share repurchase program in July 2001 through June 30, 2006, the Company has repurchased a total of 41.2 million shares and returned nearly $1.4 billion to shareholders at an average cost of $33.88 per share.

The Company’s Board of Directors has increased the authorization under the share repurchase program by an additional $100 million.  This new authorization, combined with the previously announced authorizations of $1.45 billion, brings the total repurchase authority to $1.55 billion.  From July 1, 2006 through July 21, 2006, the Company repurchased an additional 80.0 thousand shares of common stock at an average cost of $48.61 per share.  Remaining buyback authority under the share repurchase program was $151.2 million at July 21, 2006.

At June 30, 2006 the Tier 1 leverage ratio was 7.09 percent compared to 7.14 percent at June 30, 2005 and 7.19 percent at March 31, 2006.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.37 per share on the Company’s outstanding shares.  The dividend will be payable on September 15, 2006 to shareholders of record at the close of business on August 31, 2006.

Financial Outlook

The Company’s previous earnings estimate of approximately $187 million in net income for the full year of 2006 has been revised to reflect the $9 million TPIRA adjustment.  The Company currently expects net income for the full year of 2006 to be approximately $178 million.  Good credit quality is expected to allow the provision for loan losses to be lower than previously estimated, however the continued flatness of the yield curve and customers seeking higher return uses of cash is expected to reduce the previous estimate for net interest income during the second half of 2006.  An analysis of credit quality is performed quarterly to determine the adequacy of the reserve for credit losses.  This analysis determines the timing and amount of the provision for credit losses.

Conference Call Information

The Company will review its second quarter 2006 financial results today at 8:00 a.m. Hawaii Time (2:00 p.m. Eastern Time).  The presentation will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  The conference call number is 800-706-7749 in the United States or 617-614-3474 for international callers.  No passcode is required to access the call.  A replay will be available for one week beginning Monday, July 24, 2006 by calling 888-286-8010 in the United States or 617-801-6888 internationally and entering the number 94430073 when prompted.  A replay of the presentation will also be available via the Investor Relations link of the Company’s web site.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

4

Forward-Looking Statements

This news release contains, and other statements made by the Company in connection with this earnings release may contain, forward-looking statements concerning, among other things, the economic and business environment in our service area and elsewhere, credit quality, anticipated net income and other financial and business matters in future periods.  Our forward-looking statements are based on numerous assumptions, any of which could prove to be inaccurate and actual results may differ materially from those projected for a variety of reasons, including, but not limited to: 1) unanticipated changes in business and economic conditions, the competitive environment, taxing authority interpretations, legislation in Hawaii and the other markets we serve, or the timing and interpretation of proposed accounting standards; 2) changes in our credit quality or risk profile that may increase or decrease the required level of reserve for credit losses; 3) changes in market interest rates that may affect our credit markets and ability to maintain our net interest margin; 4) unpredictable costs and other consequences of legal, tax or regulatory matters involving the Company; 5) changes to the amount and timing of our proposed equity repurchases; 6) real or threatened acts of war or terrorist activity affecting business conditions; and 7) adverse weather, public health and other natural conditions impacting the Company and its customers’ operations.  For further discussion of these and other risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, please refer to the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the U.S. Securities and Exchange Commission.  We do not undertake an obligation to update forward-looking statements to reflect later events or circumstances.

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5

Bank of Hawaii Corporation and Subsidiaries
Highlights (Unaudited)	Table 1

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands except per share amounts)	2006	2006	2005	2006	2005
For the Period:
Interest Income	$140,769	$135,403	$124,105	$276,172	$244,263
Net Interest Income	99,856	102,202	101,039	202,058	201,697
Net Income	37,176	45,350	46,429	82,526	91,951
Basic Earnings Per Share	0.74	0.89	0.90	1.63	1.75
Diluted Earnings Per Share	0.73	0.87	0.87	1.60	1.69
Dividends Declared Per Share	0.37	0.37	0.33	0.74	0.66

Net Income to Average Total Assets (ROA)	1.47%	1.82%	1.87%	1.64%	1.87%
Net Income to Average Shareholders’ Equity (ROE)	21.70	26.13	25.98	23.93	24.78
Net Interest Margin (1)	4.25	4.41	4.36	4.33	4.39
Efficiency Ratio (2)	51.45	52.22	52.07	51.83	52.47

Average Assets	$10,169,341	$10,091,665	$9,969,243	$10,130,718	$9,907,845
Average Loans and Leases	6,317,623	6,181,697	6,090,149	6,250,035	6,045,609
Average Deposits	7,728,227	7,742,623	7,747,331	7,735,384	7,717,729
Average Shareholders’ Equity	687,083	703,856	716,767	695,424	748,344
Average Equity to Average Assets	6.76%	6.97%	7.19%	6.86%	7.55%

Market Price Per Share of Common Stock:
Closing	$49.60	$53.31	$50.75	$49.60	$50.75
High	54.51	55.15	51.30	55.15	51.30
Low	48.33	51.40	43.82	48.33	43.82

	June 30,	March 31,	June 30,
	2006	2006	2005 (3)
At Period End:
Net Loans and Leases	$6,350,590	$6,155,061	$6,049,831
Total Assets	10,325,190	10,528,049	10,059,690
Deposits	7,766,033	8,147,101	7,726,758
Long-Term Debt	242,749	242,730	242,674
Shareholders’ Equity	666,728	681,078	712,169

Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.41%	1.46%	1.65
Dividend Payout Ratio (4)	50.00	41.57	36.67
Leverage Capital Ratio	7.09	7.19	7.14

Book Value Per Common Share	$13.18	$13.36	$13.73

Full-Time Equivalent Employees	2,563	2,561	2,561
Branches and Offices	86	85	86

(1)	The net interest margin is defined as net interest income, on a fully-taxable equivalent basis, as a percentage of average earning assets.
(2)	The efficiency ratio is defined as non-interest expense divided by total revenue (net interest income and non-interest income).
(3)	Certain prior period information has been reclassified to conform to current presentation.
(4)	Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share for the quarter.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)	Table 2

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands except per share amounts)	2006	2006	2005	2006	2005
Interest Income
Interest and Fees on Loans and Leases	$104,388	$99,371	$90,119	$203,759	$176,586
Income on Investment Securities - Available for Sale	31,226	30,835	27,987	62,061	55,306
Income on Investment Securities - Held to Maturity	4,658	4,757	5,527	9,415	11,352
Deposits	55	43	36	98	59
Funds Sold	170	125	165	295	240
Other	272	272	271	544	720
Total Interest Income	140,769	135,403	124,105	276,172	244,263
Interest Expense
Deposits	24,656	19,633	13,577	44,289	25,181
Securities Sold Under Agreements to Repurchase	9,802	7,890	4,562	17,692	7,887
Funds Purchased	2,652	1,893	1,151	4,545	1,884
Short-Term Borrowings	73	57	45	130	77
Long-Term Debt	3,730	3,728	3,731	7,458	7,537
Total Interest Expense	40,913	33,201	23,066	74,114	42,566
Net Interest Income	99,856	102,202	101,039	202,058	201,697
Provision for Credit Losses	2,069	2,761	—	4,830	—
Net Interest Income After Provision for Credit Losses	97,787	99,441	101,039	197,228	201,697
Non-Interest Income
Trust and Asset Management	14,537	14,848	14,058	29,385	28,680
Mortgage Banking	2,569	2,987	2,594	5,556	5,184
Service Charges on Deposit Accounts	9,695	10,132	9,569	19,827	19,748
Fees, Exchange, and Other Service Charges	15,633	14,767	15,211	30,400	29,047
Investment Securities Gains (Losses), Net	—	—	337	—	337
Insurance	4,691	5,019	4,330	9,710	10,118
Other	6,076	4,819	4,575	10,895	9,875
Total Non-Interest Income	53,201	52,572	50,674	105,773	102,989
Non-Interest Expense
Salaries and Benefits	44,811	45,786	43,856	90,597	88,625
Net Occupancy	9,376	9,643	9,189	19,019	18,734
Net Equipment	4,802	5,028	5,377	9,830	10,848
Professional Fees	2,589	438	2,905	3,027	5,956
Other	17,164	19,923	17,677	37,087	35,704
Total Non-Interest Expense	78,742	80,818	79,004	159,560	159,867
Income Before Income Taxes	72,246	71,195	72,709	143,441	144,819
Provision for Income Taxes	35,070	25,845	26,280	60,915	52,868
Net Income	$37,176	$45,350	$46,429	$82,526	$91,951
Basic Earnings Per Share	$0.74	$0.89	$0.90	$1.63	$1.75
Diluted Earnings Per Share	$0.73	$0.87	$0.87	$1.60	$1.69
Dividends Declared Per Share	$0.37	$0.37	$0.33	$0.74	$0.66
Basic Weighted Average Shares	50,181,817	50,785,244	51,873,772	50,481,864	52,646,022
Diluted Weighted Average Shares	51,217,281	52,106,954	53,403,781	51,596,303	54,250,018

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition (Unaudited)	Table 3

	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2006	2006	2005	2005
Assets
Interest-Bearing Deposits	$4,145	$5,171	$4,893	$4,825
Funds Sold	—	328,000	—	50,000
Investment Securities - Available for Sale
Held in Portfolio	2,177,220	2,268,644	2,333,417	2,396,204
Pledged as Collateral	334,947	280,560	204,798	117,947
Investment Securities - Held to Maturity (Fair Value of $408,203, $417,938, $442,989, and $522,993)	426,910	433,021	454,240	526,767
Loans Held for Sale	15,506	22,754	17,915	17,435
Loans and Leases	6,441,625	6,246,125	6,168,536	6,151,418
Allowance for Loan and Lease Losses	(91,035)	(91,064)	(91,090)	(101,587)
Net Loans and Leases	6,350,590	6,155,061	6,077,446	6,049,831
Total Earning Assets	9,309,318	9,493,211	9,092,709	9,163,009
Cash and Non-Interest-Bearing Deposits	397,061	422,436	493,825	293,115
Premises and Equipment	130,435	143,392	133,913	137,907
Customers’ Acceptance Liability	646	729	1,056	1,598
Accrued Interest Receivable	45,343	44,149	43,033	38,540
Foreclosed Real Estate	188	358	358	292
Mortgage Servicing Rights	18,750	18,468	18,010	18,239
Goodwill	34,959	34,959	34,959	34,959
Other Assets	388,490	370,347	369,175	372,031
Total Assets	$10,325,190	$10,528,049	$10,187,038	$10,059,690
Liabilities
Deposits
Non-Interest-Bearing Demand	$1,976,051	$2,377,355	$2,134,916	$1,918,749
Interest-Bearing Demand	1,602,914	1,674,294	1,678,454	1,641,873
Savings	2,691,029	2,716,572	2,819,258	2,967,993
Time	1,496,039	1,378,880	1,274,840	1,198,143
Total Deposits	7,766,033	8,147,101	7,907,468	7,726,758
Funds Purchased	353,700	55,930	268,110	63,565
Short-Term Borrowings	12,100	2,025	9,447	9,894
Securities Sold Under Agreements to Repurchase	835,563	957,166	609,380	861,233
Long-Term Debt	242,749	242,730	242,703	242,674
Banker’s Acceptances Outstanding	646	729	1,056	1,598
Retirement Benefits Payable	72,192	71,708	71,116	66,638
Accrued Interest Payable	13,023	11,882	10,910	8,617
Taxes Payable and Deferred Taxes	274,146	273,088	269,094	283,082
Other Liabilities	88,310	84,612	104,402	83,462
Total Liabilities	9,658,462	9,846,971	9,493,686	9,347,521
Shareholders’ Equity
Common Stock ($.01 par value); authorized 500,000,000 shares; issued / outstanding: June 2006 - 56,855,346 / 50,570,697, March 2006 - 56,858,558 / 50,970,829, December 2005 - 56,827,483 / 51,276,286, June 2005 - 81,721,733 / 51,853,734	566	566	565	815
Capital Surplus	469,461	467,678	473,338	457,280
Accumulated Other Comprehensive Loss	(76,204)	(65,668)	(47,818)	(18,471)
Retained Earnings	581,406	565,702	546,591	1,339,119
Deferred Stock Grants	—	—	(11,080)	(7,166)
Treasury Stock, at Cost (Shares: June 2006 - 6,284,649, March 2006 - 5,887,729, December 2005 - 5,551,197, June 2005 - 29,867,999)	(308,501)	(287,200)	(268,244)	(1,059,408)
Total Shareholders’ Equity	666,728	681,078	693,352	712,169
Total Liabilities and Shareholders’ Equity	$10,325,190	$10,528,049	$10,187,038	$10,059,690

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity (Unaudited)	Table 4

(dollars in thousands)	Total	Common Stock	Capital Surplus	Accum. Other Comprehensive Loss	Retained Earnings	Deferred Stock Grants	Treasury Stock	Comprehensive Income
Balance at December 31, 2005	$693,352	$565	$473,338	$(47,818)	$546,591	$(11,080)	$(268,244)
Comprehensive Income:
Net Income	82,526	—	—	—	82,526	—	—	$82,526
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities	(28,386)	—	—	(28,386)	—	—	—	(28,386)
Total Comprehensive Income								$54,140

Common Stock Issued under Stock Plans and Related Tax Benefits (537,554 shares)	22,401	1	(3,877)	—	(9,999)	11,080	25,196
Treasury Stock Purchased (1,241,303 shares)	(65,453)	—	—	—	—	—	(65,453)
Cash Dividends Paid	(37,712)	—	—	—	(37,712)	—	—
Balance at June 30, 2006	$666,728	$566	$469,461	$(76,204)	$581,406	$—	$(308,501)

Balance at December 31, 2004	$814,834	$813	$450,998	$(12,917)	$1,282,425	$(8,433)	$(898,052)
Comprehensive Income:
Net Income	91,951	—	—	—	91,951	—	—	$91,951
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities	(5,554)	—	—	(5,554)	—	—	—	(5,554)
Total Comprehensive Income								$86,397

Common Stock Issued under Stock Plans and Related Tax Benefits (605,364 shares)	21,499	2	6,282	—	(610)	1,267	14,558
Treasury Stock Purchased (3,710,379 shares)	(175,914)	—	—	—	—	—	(175,914)
Cash Dividends Paid	(34,647)	—	—	—	(34,647)	—	—
Balance at June 30, 2005	$712,169	$815	$457,280	$(18,471)	$1,339,119	$(7,166)	$(1,059,408)

Bank of Hawaii Corporation and Subsidiaries
Consolidated Average Balances and Interest Rates - Taxable Equivalent Basis (Unaudited)	Table 5

	Three Months Ended June 30, 2006			Three Months Ended March 31, 2006 (1)			Three Months Ended June 30, 2005 (1)			Six Months Ended June 30, 2006
(dollars in millions)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning Assets
Interest-Bearing Deposits	$5.7	$0.1	3.82%	$5.3	$—	3.30%	$6.0	$—	2.36%	$5.5	$0.1	3.57%
Funds Sold	13.9	0.2	4.89	11.0	0.1	4.61	23.1	0.2	2.87	12.5	0.3	4.77
Investment Securities
Available for Sale	2,564.2	31.4	4.90	2,589.4	31.0	4.80	2,542.5	28.1	4.42	2,576.7	62.4	4.85
Held to Maturity	429.5	4.6	4.34	443.7	4.8	4.29	544.1	5.5	4.06	436.6	9.4	4.31
Loans Held for Sale	8.9	0.1	6.25	12.0	0.2	6.02	15.1	0.2	5.72	10.4	0.3	6.12
Loans and Leases (2)
Commercial and Industrial	967.5	17.6	7.29	932.3	16.2	7.05	958.2	14.5	6.06	950.0	33.8	7.17
Construction	176.7	3.6	8.08	142.6	2.8	8.03	121.0	1.8	5.94	159.8	6.4	8.06
Commercial Mortgage	598.8	9.9	6.66	571.9	9.2	6.50	599.3	8.8	5.89	585.4	19.1	6.58
Residential Mortgage	2,461.4	36.6	5.94	2,436.0	35.7	5.85	2,349.3	33.1	5.65	2,448.8	72.3	5.90
Other Revolving Credit and Installment	718.0	16.3	9.10	725.7	15.9	8.89	740.9	15.4	8.36	721.8	32.2	9.00
Home Equity	900.5	16.6	7.39	880.7	15.2	7.01	822.3	11.6	5.64	890.6	31.8	7.20
Lease Financing	494.7	3.7	2.99	492.5	4.2	3.42	499.2	4.7	3.73	493.6	7.9	3.20
Total Loans and Leases	6,317.6	104.3	6.61	6,181.7	99.2	6.47	6,090.2	89.9	5.91	6,250.0	203.5	6.54
Other	79.4	0.3	1.37	79.4	0.3	1.37	66.3	0.3	1.64	79.4	0.5	1.37
Total Earning Assets (3)	9,419.2	141.0	5.99	9,322.5	135.6	5.85	9,287.3	124.2	5.35	9,371.1	276.5	5.92
Cash and Non-Interest-Bearing Deposits	304.3			331.8			305.8			318.0
Other Assets	445.8			437.4			376.1			441.6
Total Assets	$10,169.3			$10,091.7			$9,969.2			$10,130.7

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$1,611.7	3.9	0.97	$1,654.7	3.3	0.82	$1,667.3	2.4	0.58	$1,633.1	7.2	0.89
Savings	2,699.0	9.4	1.39	2,756.2	7.2	1.06	2,970.8	4.8	0.65	2,727.4	16.5	1.22
Time	1,432.6	11.4	3.20	1,309.7	9.1	2.82	1,159.0	6.4	2.20	1,371.5	20.6	3.02
Total Interest-Bearing Deposits	5,743.3	24.7	1.72	5,720.6	19.6	1.39	5,797.1	13.6	0.94	5,732.0	44.3	1.56
Short-Term Borrowings	219.0	2.7	4.99	178.0	2.0	4.44	164.0	1.2	2.92	198.6	4.7	4.75
Securities Sold Under Agreements to Repurchase	855.9	9.8	4.57	772.0	7.9	4.13	658.9	4.6	2.78	814.2	17.7	4.36
Long-Term Debt	242.7	3.7	6.15	242.7	3.7	6.16	242.7	3.7	6.16	242.7	7.4	6.16
Total Interest-Bearing Liabilities	7,060.9	40.9	2.32	6,913.3	33.2	1.94	6,862.7	23.1	1.35	6,987.5	74.1	2.14
Net Interest Income		$100.1			$102.4			$101.1			$202.4
Interest Rate Spread			3.67%			3.91%			4.00%			3.78%
Net Interest Margin			4.25%			4.41%			4.36%			4.33%
Non-Interest-Bearing Demand Deposits	1,984.9			2,022.0			1,950.2			2,003.4
Other Liabilities	436.4			452.5			439.5			444.4
Shareholders’ Equity	687.1			703.9			716.8			695.4
Total Liabilities and Shareholders’ Equity	$10,169.3			$10,091.7			$9,969.2			$10,130.7

(1)             Certain prior period information has been reclassified to conform to current presentation.

(2)             Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.

(3)             Interest income includes taxable-equivalent basis adjustment based upon a statutory tax rate of 35%.

Bank of Hawaii Corporation and Subsidiaries

Analysis of Change in Net Interest Income - Taxable Equivalent Basis (Unaudited)                                                              Table 6

	Three Months Ended June 30, 2006 compared to March 31, 2006
(dollars in millions)	Volume (1)	Rate (1)	Time (1)	Total
Change in Interest Income:
Interest-Bearing Deposits	$—	$0.1	$—	$0.1
Funds Sold	0.1	—	—	0.1
Investment Securities
Available for Sale	(0.3)	0.6	0.1	0.4
Held to Maturity	(0.3)	0.1	—	(0.2)
Loans Held for Sale	(0.1)	—	—	(0.1)
Loans and Leases
Commercial and Industrial	0.6	0.6	0.2	1.4
Construction	0.8	—	—	0.8
Commercial Mortgage	0.4	0.2	0.1	0.7
Residential Mortgage	0.4	0.5	—	0.9
Other Revolving Credit and Installment	(0.2)	0.4	0.2	0.4
Home Equity	0.4	0.8	0.2	1.4
Lease Financing	—	(0.5)	—	(0.5)
Total Loans and Leases	2.4	2.0	0.7	5.1
Total Change in Interest Income	1.8	2.8	0.8	5.4

Change in Interest Expense:
Interest-Bearing Deposits
Demand	(0.1)	0.6	0.1	0.6
Savings	(0.2)	2.3	0.1	2.2
Time	1.0	1.3	—	2.3
Total Interest-Bearing Deposits	0.7	4.2	0.2	5.1
Short-Term Borrowings	0.5	0.2	—	0.7
Securities Sold Under Agreements to Repurchase	0.9	0.9	0.1	1.9
Total Change in Interest Expense	2.1	5.3	0.3	7.7

Change in Net Interest Income	$(0.3)	$(2.5)	$0.5	$(2.3)

(1)             The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume, rate or time for that category.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits (Unaudited)	Table 7

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2006	2006	2005 (1)	2006	2005 (1)
Salaries	$27,727	$26,724	$26,758	$54,451	$52,869
Incentive Compensation	3,844	4,321	3,725	8,165	7,693
Share-Based Compensation	1,631	1,481	1,828	3,112	3,543
Commission Expense	1,833	1,922	2,281	3,755	4,533
Retirement and Other Benefits	4,833	5,235	4,437	10,068	9,205
Payroll Taxes	2,297	3,385	2,205	5,682	5,658
Medical, Dental, and Life Insurance	2,185	2,161	1,823	4,346	4,054
Separation Expense	461	557	799	1,018	1,070
Total Salaries and Benefits	$44,811	$45,786	$43,856	$90,597	$88,625

(1)             Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances (Unaudited)	Table 8

	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2006	2006	2005 (1)	2005 (1)
Commercial
Commercial and Industrial	$1,008,618	$957,893	$918,842	$1,010,597
Commercial Mortgage	619,839	591,770	558,346	563,581
Construction	212,490	154,737	153,682	144,840
Lease Financing	475,549	467,688	470,155	471,600
Total Commercial	2,316,496	2,172,088	2,101,025	2,190,618
Consumer
Residential Mortgage	2,472,937	2,441,664	2,431,198	2,354,636
Home Equity	914,316	888,528	874,400	832,967
Other Revolving Credit and Installment	714,617	719,553	736,364	744,570
Lease Financing	23,259	24,292	25,549	28,627
Total Consumer	4,125,129	4,074,037	4,067,511	3,960,800
Total Loans and Leases	$6,441,625	$6,246,125	$6,168,536	$6,151,418

Air Transportation Credit Exposure(2) (Unaudited)

	June 30, 2006			Mar. 31, 2006	June 30, 2005
		Unused	Total	Total	Total
(dollars in thousands)	Outstanding	Commitments	Exposure	Exposure	Exposure
Passenger Carriers Based In the United States	$68,213	$—	$68,213	$68,609	$86,385
Passenger Carriers Based Outside the United States	19,542	—	19,542	20,613	22,249
Cargo Carriers	13,240	—	13,240	13,240	13,475
Total Air Transportation Credit Exposure	$100,995	$—	$100,995	$102,462	$122,109

(1)             Certain prior period information has been reclassified to conform to current presentation.

(2)             Exposure includes loans, leveraged leases and operating leases.

Bank of Hawaii Corporation and Subsidiaries Consolidated Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More (Unaudited)	Table 9

(dollars in thousands)	June 30, 2006	March 31, 2006	December 31, 2005 (1)	September 30, 2005 (1)	June 30, 2005 (1)
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$227	$236	$212	$471	$430
Commercial Mortgage	48	52	130	1,617	1,805
Lease Financing	—	—	—	4	1,586
Total Commercial	275	288	342	2,092	3,821
Consumer
Residential Mortgage	4,628	4,922	5,439	5,021	5,968
Home Equity	204	38	39	41	156
Total Consumer	4,832	4,960	5,478	5,062	6,124
Total Non-Accrual Loans and Leases	5,107	5,248	5,820	7,154	9,945
Foreclosed Real Estate	188	358	358	413	292
Other Investments	82	300	300	683	683
Total Non-Performing Assets	$5,377	$5,906	$6,478	$8,250	$10,920

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$—	$—	$—	$—	$9
Commercial Mortgage	—	—	—	—	2,213
Total Commercial	—	—	—	—	2,222
Consumer
Residential Mortgage	1,157	464	1,132	1,545	1,310
Home Equity	86	85	185	83	—
Other Revolving Credit and Installment	1,561	1,390	1,504	1,479	1,417
Lease Financing	—	18	29	51	—
Total Consumer	2,804	1,957	2,850	3,158	2,727
Total Accruing Loans and Leases Past Due 90 Days or More	$2,804	$1,957	$2,850	$3,158	$4,949

Total Loans and Leases	$6,441,625	$6,246,125	$6,168,536	$6,202,546	$6,151,418

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.08%	0.08%	0.09%	0.12%	0.16%

Ratio of Non-Performing Assets to Total Loans and Leases, Foreclosed Real Estate and Other Investments	0.08%	0.09%	0.11%	0.13%	0.18%

Ratio of Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More to Total Loans and Leases	0.13%	0.13%	0.15%	0.18%	0.26%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$5,906	$6,478	$8,250	$10,920	$13,365
Additions	1,509	907	1,191	919	3,088
Reductions
Payments	(1,347)	(445)	(2,345)	(1,326)	(5,097)
Return to Accrual	(260)	(985)	(231)	(2,007)	(392)
Sales of Foreclosed Assets	(99)	—	(122)	—	—
Charge-offs/Write-downs	(332)	(49)	(265)	(256)	(44)
Total Reductions	(2,038)	(1,479)	(2,963)	(3,589)	(5,533)
Balance at End of Quarter	$5,377	$5,906	$6,478	$8,250	$10,920

(1)             Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries Consolidated Reserve for Credit Losses (Unaudited)	Table 10

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2006	2006	2005	2006	2005
Balance at Beginning of Period	$96,167	$96,167	$109,906	$96,167	$113,596
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(677)	(382)	(581)	(1,060)	(1,155)
Consumer
Residential Mortgage	(29)	(10)	(67)	(39)	(382)
Home Equity	(86)	(141)	(406)	(227)	(698)
Other Revolving Credit and Installment	(4,467)	(4,254)	(4,546)	(8,721)	(9,128)
Lease Financing	—	(12)	(29)	(12)	(63)
Total Loans and Leases Charged-Off	(5,259)	(4,799)	(5,629)	(10,059)	(11,426)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	1,445	295	211	1,740	753
Commercial Mortgage	335	89	32	424	94
Lease Financing	—	—	130	—	162
Consumer
Residential Mortgage	119	122	189	241	295
Home Equity	127	61	125	188	184
Other Revolving Credit and Installment	1,158	1,462	1,166	2,621	2,453
Lease Financing	6	9	33	15	52
Total Recoveries on Loans and Leases Previously Charged-Off	3,190	2,038	1,886	5,229	3,993
Net Loan and Lease Charge-Offs	(2,069)	(2,761)	(3,743)	(4,830)	(7,433)
Provision for Credit Losses	2,069	2,761	—	4,830	—
Balance at End of Period (1)	$96,167	$96,167	$106,163	$96,167	$106,163

Components
Allowance for Loan and Lease Losses	91,035	91,064	101,587	91,035	101,587
Reserve for Unfunded Commitments	5,132	5,103	4,576	5,132	4,576
Total Reserve for Credit Losses	$96,167	$96,167	$106,163	$96,167	$106,163

Average Loans and Leases Outstanding	$6,317,623	$6,181,697	$6,090,149	$6,250,035	$6,045,609

Ratio of Net Loan and Lease Charge-Offs to Average Loans and Leases Outstanding (annualized)	0.13%	0.18%	0.25%	0.16%	0.25%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.41%	1.46%	1.65%	1.41%	1.65%

(1)             Included in this analysis is activity related to the Company’s reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segment Selected Financial Information (Unaudited)	Table 11a

			Investment	Treasury
	Retail	Commercial	Services	and Other	Consolidated
(dollars in thousands)	Banking	Banking	Group	Corporate	Total
Three Months Ended June 30, 2006
Net Interest Income	$58,667	$33,020	$4,477	$3,692	$99,856
Provision for Credit Losses	1,862	317	999	(1,109)	2,069
Net Interest Income After Provision for Credit Losses	56,805	32,703	3,478	4,801	97,787
Non-Interest Income	23,915	8,783	17,561	2,942	53,201
	80,720	41,486	21,039	7,743	150,988
Non-Interest Expense	(40,824)	(20,085)	(16,512)	(1,321)	(78,742)
Income Before Income Taxes	39,896	21,401	4,527	6,422	72,246
Provision for Income Taxes	(14,761)	(16,585)	(1,666)	(2,058)	(35,070)
Allocated Net Income	25,135	4,816	2,861	4,364	37,176
Allowance Funding Value	(198)	(602)	(8)	808	—
Provision for Credit Losses	1,862	317	999	(1,109)	2,069
Economic Provision	(3,076)	(2,188)	(85)	—	(5,349)
Tax Effect of Adjustments	522	915	(335)	111	1,213
Income Before Capital Charge	24,245	3,258	3,432	4,174	35,109
Capital Charge	(5,311)	(4,126)	(1,588)	(7,868)	(18,893)
Net Income (Loss) After Capital Charge (NIACC)	$18,934	$(868)	$1,844	$(3,694)	$16,216

RAROC (ROE for the Company)	50%	9%	24%	13%	22%

Total Assets at June 30, 2006	$3,946,568	$2,676,749	$228,584	$3,473,289	$10,325,190

Three Months Ended June 30, 2005 (1)
Net Interest Income	$54,170	$34,266	$4,523	$8,080	$101,039
Provision for Credit Losses	3,531	236	—	(3,767)	—
Net Interest Income After Provision for Credit Losses	50,639	34,030	4,523	11,847	101,039
Non-Interest Income	22,411	8,441	17,192	2,630	50,674
	73,050	42,471	21,715	14,477	151,713
Non-Interest Expense	(39,848)	(20,188)	(17,243)	(1,725)	(79,004)
Income Before Income Taxes	33,202	22,283	4,472	12,752	72,709
Provision for Income Taxes	(12,285)	(8,133)	(1,655)	(4,207)	(26,280)
Allocated Net Income	20,917	14,150	2,817	8,545	46,429
Allowance Funding Value	(168)	(601)	(6)	775	—
Provision for Credit Losses	3,531	236	—	(3,767)	—
Economic Provision	(3,435)	(2,430)	(105)	(1)	(5,971)
Tax Effect of Adjustments	27	1,034	41	1,107	2,209
Income Before Capital Charge	20,872	12,389	2,747	6,659	42,667
Capital Charge	(5,259)	(4,510)	(1,646)	(8,295)	(19,710)
Net Income (Loss) After Capital Charge (NIACC)	$15,613	$7,879	$1,101	$(1,636)	$22,957

RAROC (ROE for the Company)	44%	30%	18%	14%	26%

Total Assets at June 30, 2005	$3,786,308	$2,512,459	$216,626	$3,544,297	$10,059,690

(1)             Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Business Segment Selected Financial Information (Unaudited)	Table 11b

			Investment	Treasury
	Retail	Commercial	Services	and Other	Consolidated
(dollars in thousands)	Banking	Banking	Group	Corporate	Total
Six Months Ended June 30, 2006
Net Interest Income	$116,326	$66,795	$8,882	$10,055	$202,058
Provision for Credit Losses	4,357	738	999	(1,264)	4,830
Net Interest Income After Provision for Credit Losses	111,969	66,057	7,883	11,319	197,228
Non-Interest Income	46,952	18,267	35,307	5,247	105,773
	158,921	84,324	43,190	16,566	303,001
Non-Interest Expense	(81,721)	(41,252)	(33,454)	(3,133)	(159,560)
Income Before Income Taxes	77,200	43,072	9,736	13,433	143,441
Provision for Income Taxes	(28,564)	(24,551)	(3,594)	(4,206)	(60,915)
Allocated Net Income	48,636	18,521	6,142	9,227	82,526
Allowance Funding Value	(387)	(1,149)	(16)	1,552	—
Provision for Credit Losses	4,357	738	999	(1,264)	4,830
Economic Provision	(6,236)	(4,470)	(188)	(1)	(10,895)
Tax Effect of Adjustments	839	1,806	(294)	(107)	2,244
Income Before Capital Charge	47,209	15,446	6,643	9,407	78,705
Capital Charge	(10,704)	(8,496)	(3,216)	(15,844)	(38,260)
Net Income (Loss) After Capital Charge (NIACC)	$36,505	$6,950	$3,427	$(6,437)	$40,445

RAROC (ROE for the Company)	49%	20%	23%	15%	24%

Total Assets at June 30, 2006	$3,946,568	$2,676,749	$228,584	$3,473,289	$10,325,190

Six Months Ended June 30, 2005 (1)
Net Interest Income	$106,480	$67,770	$8,510	$18,937	$201,697
Provision for Credit Losses	7,016	652	(1)	(7,667)	—
Net Interest Income After Provision for Credit Losses	99,464	67,118	8,511	26,604	201,697
Non-Interest Income	43,939	19,622	34,882	4,546	102,989
	143,403	86,740	43,393	31,150	304,686
Non-Interest Expense	(80,121)	(41,928)	(34,058)	(3,760)	(159,867)
Income Before Income Taxes	63,282	44,812	9,335	27,390	144,819
Provision for Income Taxes	(23,414)	(16,514)	(3,454)	(9,486)	(52,868)
Allocated Net Income	39,868	28,298	5,881	17,904	91,951
Allowance Funding Value	(331)	(1,202)	(12)	1,545	—
Provision for Credit Losses	7,016	652	(1)	(7,667)	—
Economic Provision	(6,941)	(4,886)	(198)	(1)	(12,026)
Tax Effect of Adjustments	94	2,011	78	2,267	4,450
Income Before Capital Charge	39,706	24,873	5,748	14,048	84,375
Capital Charge	(10,546)	(9,092)	(3,208)	(18,325)	(41,171)
Net Income (Loss) After Capital Charge (NIACC)	$29,160	$15,781	$2,540	$(4,277)	$43,204

RAROC (ROE for the Company)	42%	30%	20%	17%	25%

Total Assets at June 30, 2005	$3,786,308	$2,512,459	$216,626	$3,544,297	$10,059,690

(1)             Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Quarterly Summary of Selected Consolidated Financial Data (Unaudited)	Table 12

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands except per share amounts)	2006	2006	2005 (1)	2005	2005
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$104,388	$99,371	$97,697	$94,381	$90,119
Income on Investment Securities - Available for Sale	31,226	30,835	29,820	28,482	27,987
Income on Investment Securities - Held to Maturity	4,658	4,757	4,899	5,109	5,527
Deposits	55	43	103	57	36
Funds Sold	170	125	154	935	165
Other	272	272	272	270	271
Total Interest Income	140,769	135,403	132,945	129,234	124,105
Interest Expense
Deposits	24,656	19,633	17,479	15,766	13,577
Securities Sold Under Agreements to Repurchase	9,802	7,890	6,504	6,796	4,562
Funds Purchased	2,652	1,893	1,730	901	1,151
Short-Term Borrowings	73	57	61	50	45
Long-Term Debt	3,730	3,728	3,715	3,761	3,731
Total Interest Expense	40,913	33,201	29,489	27,274	23,066
Net Interest Income	99,856	102,202	103,456	101,960	101,039
Provision for Credit Losses	2,069	2,761	1,588	3,000	—
Net Interest Income After Provision for Credit Losses	97,787	99,441	101,868	98,960	101,039
Non-Interest Income
Trust and Asset Management	14,537	14,848	14,098	14,052	14,058
Mortgage Banking	2,569	2,987	2,597	2,618	2,594
Service Charges on Deposit Accounts	9,695	10,132	10,151	10,046	9,569
Fees, Exchange, and Other Service Charges	15,633	14,767	15,147	15,394	15,211
Investment Securities Gains (Losses), Net	—	—	(4)	8	337
Insurance	4,691	5,019	4,201	5,324	4,330
Other	6,076	4,819	4,619	8,074	4,575
Total Non-Interest Income	53,201	52,572	50,809	55,516	50,674
Non-Interest Expense
Salaries and Benefits	44,811	45,786	43,319	44,366	43,856
Net Occupancy	9,376	9,643	9,643	9,896	9,189
Net Equipment	4,802	5,028	5,358	5,335	5,377
Professional Fees	2,589	438	4,057	5,689	2,905
Other	17,164	19,923	20,802	19,310	17,677
Total Non-Interest Expense	78,742	80,818	83,179	84,596	79,004
Income Before Income Taxes	72,246	71,195	69,498	69,880	72,709
Provision for Income Taxes	35,070	25,845	24,717	25,051	26,280
Net Income	$37,176	$45,350	$44,781	$44,829	$46,429

Basic Earnings Per Share	$0.74	$0.89	$0.88	$0.87	$0.90
Diluted Earnings Per Share	$0.73	$0.87	$0.86	$0.85	$0.87

Balance Sheet Totals
Total Assets	$10,325,190	$10,528,049	$10,187,038	$10,085,235	$10,059,690
Net Loans and Leases	6,350,590	6,155,061	6,077,446	6,110,892	6,049,831
Total Deposits	7,766,033	8,147,101	7,907,468	7,756,586	7,726,758
Total Shareholders’ Equity	666,728	681,078	693,352	696,311	712,169

Performance Ratios
Net Income to Average Total Assets (ROA)	1.47%	1.82%	1.76%	1.74%	1.87%
Net Income to Average Shareholders’ Equity (ROE)	21.70	26.13	25.19	24.61	25.98
Net Interest Margin (2)	4.25	4.41	4.43	4.30	4.36
Efficiency Ratio (3)	51.45	52.22	53.92	53.72	52.07

(1)    Certain prior period information has been reclassified to conform to current presentation.

(2)    The net interest margin is defined as net interest income, on a fully-taxable equivalent basis, as a percentage of average earning assets.

(3)    The efficiency ratio is defined as non-interest expense divided by total revenue (net interest income and non-interest income).